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                                                     EXHIBIT 23.1


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Stockwalk.com Group, Inc. (the Company) for the registration of 2,550,646 shares of common stock and to the inclusion and incorporation by reference therein of our report dated May 3, 2000, except for Note 12, as to which date is June 7, 2000 with respect to the financial statements and schedules of the Company included in its Annual Report (Form 10-K) for the year ended March 31, 2000, filed with the Securities and Exchange Commission.

                                /s/ Ernst & Young


Minneapolis, Minnesota
June 30, 2000
































                                 Exhibit 23.1-1